UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 23, 2013
Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act       (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act      (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02                      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 23, 2013, Severn Savings Bank, FSB (“Bank”), a wholly owned subsidiary of Severn Bancorp Inc. (“Bancorp”), entered into an Agreement (the “Agreement”) with the Office of the Comptroller of the Currency (“OCC”), which agreement primarily addressed issues identified in the OCC’s report of examination (“ROE”) of the Bank’s operations and financial condition in 2012.  The Agreement supersedes and terminates the Supervisory Agreement entered into between the Office of Thrift Supervision (“OTS”) and the Bank on November 23, 2009.  The Agreement provides, among other things, that:

•
Bank’s Board will appoint a Compliance Committee of a least three directors, which will be responsible for monitoring and coordinating the Bank’s adherence to the provisions of the Agreement and submitting progress reports to the Board;

•
Bank’s Board will assess the qualifications of each senior executive officer and director and ensure that the Bank has competent management in place on a full-time basis in all senior executive officer positions and a competent Board of Directors;

•
Bank’s Board will adopt, implement, and thereafter ensure its adherence to an independent, internal audit program, directed by and reporting to the Board,   sufficient to detect and report on  irregularities and weak practices in the Bank’s operations and report on the Bank’s compliance with applicable laws, rules and regulations;

•
Bank will take immediate and continuing action to reduce the level of criticized assets in the ROE and to develop and adhere to a written program designed to eliminate the basis of criticism of those assets or other subsequently criticized assets;

•
Bank’s Board will establish credit risk management practices that ensure effective credit administration, portfolio management and monitoring, and risk mitigation, including a written credit policy and portfolio stress testing policy;

•	Bank’s Board will review the adequacy of the Bank’s allowance for loan and lease losses and will establish a program for the maintenance of an adequate allowance;
•	Bank’s Board will ensure the implementation of appraisal policies and controls to ensure full compliance with all regulatory requirements;
•	Bank’s Board will develop, implement, and thereafter ensure Bank’s adherence to a written three-year business plan;
•	Bank’s Board will submit to the OCC a revised, written capital plan for the Bank, consistent with the Bank’s business plan, covering at least a three-year period; and
•	Bank’s Board will review and revise as necessary, and thereafter maintain a comprehensive liquidity risk management program and a contingency funding plan consistent with regulatory guidance.

Additionally, as a result of entering into the Agreement, the Bank will not be eligible for “expedited treatment” under applicable regulations and may not declare or pay any dividends or make any other capital distributions without first filing an application and receiving the prior approval of the OCC.

Bancorp is currently under a Supervisory Agreement originally entered into with the OTS on November 23, 2009.  Due to the passage of the Dodd-Frank Act effective July 21, 2011, the supervision of Bancorp was transferred to the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  As a result, the Supervisory Agreement with Bancorp is now enforced by the Federal Reserve.

The foregoing summary is qualified by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 to be  filed with the Securities and Exchange Commission.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Bancorp held its Annual Meeting of Shareholders on April 23, 2013, at which time its shareholders (a) elected three (3) individuals to serve a three-year term as directors, (b) ratified the appointment of ParenteBeard LLC as Bancorp’s independent auditor for the fiscal year ending December 31, 2013; and (c) approved a non-binding advisory vote on Bancorp’s executive compensation as disclosed in Bancorp’s proxy statement.

The names of the directors who were elected at the Annual Meeting of Shareholders for a three year term are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond S. Crosby	5,819,678	78,093	1,951,888
Eric M. Keitz	5,821,794	75,977	1,951,888
Albert W. Shields	5,817,241	80,530	1,951,888

The names of the directors whose terms of office continued after the Annual Meeting of Shareholders are as follows:

Alan J. Hyatt
James H. Johnson, Jr.
David S. Jones
John A. Lamon, III
Mary Kathleen Sulick
Konrad M. Wayson

The shareholders of Bancorp ratified the appointment of ParenteBeard LLC as Bancorp’s independent auditor for the fiscal year ending December 31, 2013 as follows:

	Votes For	Votes Against	Votes Abstain
Appointment of ParenteBeard LLC as independent auditor	7,713,891	116,865	18,903

The shareholders of Bancorp approved Bancorp’s executive compensation as disclosed in Bancorp’s proxy statement as follows:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Approval of Executive Compensation	5,741,496	126,722	29,553	1,951,888

ITEM 8.01                      OTHER EVENTS

On April 23, 2013, the Bank was notified by the OCC that the OCC established minimum capital ratios for the Bank requiring it to immediately maintain a Tier 1 Leverage Capital to Adjusted Total Assets ratio of at least 10% and a Total Risk-Based Capital to Risk-Weighted Assets ratio of at least 15%.  The Bank had a Tier 1 Leverage Capital to Adjusted Total Assets Ratio of 14.6%, and a Total Risk-Based Capital to Risk-Weighted Assets ratio of 20.8%, as of December 31, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 29, 2013	By: /Alan J. Hyatt/
Alan J. Hyatt, President